SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            CHECKPOINT SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

-------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
(5) Total Fee paid:

-------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: ...................................................
(2) Form Schedule or Registration Statement No:................................
(3) Filing Party:..............................................................
(4) Date Filed:................................................................

                    CHECKPOINT SYSTEMS, INC. PROXY STATEMENT


                                     [LOGO]


                          2000 NOTICE OF ANNUAL MEETING

       [LOGO]

                                                       CHECKPOINT SYSTEMS, INC.
                                                       101 Wolf Drive
                                                       P.O. Box 188
                                                       Thorofare, NJ 08086


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The Annual Meeting of Shareholders of Checkpoint Systems, Inc. will be held on Thursday, May 4, 2000, at 10:00 a.m., at The Union League of Philadelphia, 140 South Broad Street, Philadelphia, Pennsylvania for the following purposes:

     1.   To elect two directors for a three-year term; and

     2. To transact such other business as may properly come before the Meeting.

A complete list of Shareholders will be available at the Company's corporate offices noted above, prior to the meeting. Shareholders owning Company shares at the close of business on March 16, 2000 are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournments that may take place.

You are cordially invited to attend the Meeting in person. If you are unable to attend in person, the Board of Directors urges you to sign, date and return the enclosed proxy card promptly.

This Proxy Statement, proxy card and Checkpoint's 1999 Annual Report are being mailed to shareholders on or about April 3, 2000.

By Order of the Board of Directors


NEIL D. AUSTIN
Vice President, General Counsel
and Corporate Secretary
April 3, 2000

                              QUESTIONS AND ANSWERS

 1.  Q:   ON WHAT AM I VOTING?
     A: You are being asked to vote on the election of two directors (Kevin P. Dowd and Alan R. Hirsig).

 2.  Q.   WHO IS ENTITLED TO VOTE?
     A.   Shareholders as of the close of business on March 16, 2000 (the Record
          Date) are entitled to vote at the Annual Meeting.

 3.  Q.   WHO CAN ATTEND THE ANNUAL MEETING?
     A.   All Shareholders, as of the Record Date on March 16, 2000 can attend.

 4.  Q.   HOW DO I VOTE?
     A.   You May Vote By Mail.
          You do this by signing each proxy card you receive and returning your proxy card(s) in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

          You May Vote in Person at the Meeting.
          Ballots will be passed out at the Meeting to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker, and bring it with you to the meeting, in order to vote at the Meeting.

          You May Vote by Telephone.
          Shareholders may vote by telephone. To do this follow the instructions entitled "Vote by Telephone" that came with this Proxy Statement. The telephone voting procedure is designed to verify shareholders through the use of a Control Number that is provided on each proxy card. If you vote by telephone, you do not have to mail in your proxy card.

          You May Vote on the Internet.
          Shareholders may vote on the Internet. To do this follow the instructions entitled "Vote by Internet" that came with your proxy statement. If you vote by Internet, you do not have to mail in your proxy card.

 5.  Q.   CAN I CHANGE MY VOTE?
     A. You can revoke your proxy and change your vote at any time before the polls close at the meeting. To do this:
          o    Sign another proxy with a later date; or
          o Vote by telephone or on the Internet at a later date (Your latest telephone or Internet proxy will be counted and all earlier votes will be disregarded); or
          o Notify the Secretary of Checkpoint in writing and vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.
               However, once the voting on a particular matter is completed at the Meeting, you will not be able to revoke your proxy or change your vote as to any matters on which voting has been completed.

 6.  Q.   WHAT CONSTITUTES A QUORUM?
     A. A quorum is present at the meeting when shareholders of record owning a majority of the outstanding shares are present. Shareholders may be present at the meeting in person or represented by proxy. As of the Record Date, March 16, 2000, 30,196,584 shares of common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in the election of directors. There is no other class of voting securities outstanding.

          There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. A WITHHELD vote is the same as an abstention. Similarly, if a broker fails to vote shares with respect to which it has discretionary authority ("broker non-votes"), the shares will still be counted as present for quorum purposes.

          The affirmative vote of a majority of the votes which all shareholders present are entitled to cast is required to approve any proposal. For voting purposes, only shares voted FOR the adoption of a proposal or the election of directors will be counted as voting in favor in determining whether a proposal is approved or a director is elected. As a consequence abstentions, broker non-votes and WITHHELD votes will all have the same effect as a vote against the adoption of a proposal or the election of a director.

 7.  Q.   WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?
     A. If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

          Under the New York Stock Exchange Rules, brokerage firms have authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors.

          If you do not vote your proxy, your brokerage firm may either:
          o    Vote your shares on routine matters, or
          o    Leave your shares unvoted.

          When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customers' shares on non-routine matters.

          You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending upon the terms of the agreement you have with your stockbroker.

 8.  Q.   WHAT IF I RECEIVE MORE THAN ONE PROXY CARD?
     A. This means that you have various accounts that are registered differently with the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all your shares are voted.

 9.  Q.   WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING DUE?
     A. In order for Shareholder proposals to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of Shareholders, proposals must be submitted in writing and received by the Company no later than December 7, 2000.

10.  Q.   WHO ARE THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS?
     A PricewaterhouseCoopers LLP, the Company's independent certified public accountants for the fiscal year 1999, have been selected to continue for the fiscal year 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he/she desires to do so. The representative is also expected to be available to respond to appropriate questions from shareholders.

                            PROPOSALS TO BE VOTED ON
                            ------------------------

1.   ELECTION OF DIRECTORS
     ---------------------

     Nominees for re-election this year are:

     o    Kevin P. Dowd

     o    Alan R. Hirsig

     Each has consented to serve a three-year term.

     THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

     UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES WHICH YOU OWN WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES.

2.   OTHER BUSINESS
     --------------

     The Board knows of no other business for consideration at the meeting. If any matters not specifically set forth on the proxy card and in this Proxy Statement properly come before the Meeting, the persons named in the enclosed proxy will vote or otherwise act, on your behalf, in accordance with their reasonable business judgment on such matters.

                                     GENERAL

This Proxy Statement is furnished by Checkpoint and the proxy card enclosed is being solicited by the Board of Directors of Checkpoint for use at the 2000 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS

At the Meeting, the Shareholders will elect two Class III directors to hold office until the 2003 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. The term of the Company's three Class III directors, Kevin P. Dowd, Raymond R. Martino and Albert E. Wolf will expire at the Meeting. Mr. Martino has declined to stand for re-election, therefore, his term will expire on May 4, 2000. Pursuant to the Company's Amended and Restated By-Laws, a Director reaching age 70 is no longer qualified to stand for re-election; therefore, Mr. Wolf will not stand for re-election. No successor is being named at this time. In addition, Elisa Margaona elected to retire from the Board of Directors, effective February 24, 2000. No successor is being named for Ms. Margaona at this time.

In light of Mr. Martino's decision not to stand for re-election, Mr. Wolf's and Ms. Margaona's retirement and in accordance with the Company's Articles of Incorporation, the Board has adjusted each Class to make each Class as equal in number as possible. The Board members and their newly assigned Class are as follows:

     Class I                    Class II                 Class III
Term Expires: 2001         Term Expires: 2002       Term Expires: 2000
------------------         ------------------       ------------------
Roger D. Blackwell         Richard J. Censits       Kevin P. Dowd
William P. Lyons, Jr.      David W. Clark, Jr.      Alan R. Hirsig

The Board of Directors has nominated Kevin P. Dowd and Alan R. Hirsig for election at the Meeting as the Company's Class III directors and Messrs. Dowd and Hirsig have indicated their willingness to continue to serve as directors. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their reasonable business judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of Mr. Dowd and Mr. Hirsig. The Board of Directors recommends a vote "FOR" the election of these nominees

The nominees for election as the Class III directors and the directors whose terms of office will continue after the Meeting, together with certain information about them, are as follows:


ROGER D. BLACKWELL
Director Since 1990
Term Expires 2001
Age 60

For more than the past five years, Dr. Blackwell has been a professor of marketing at Ohio State University and President of Roger Blackwell Associates, Inc., a consulting firm and a member of the Board of Directors of Max & Erma's,

Restaurants, Inc. Dr. Blackwell joined the Board of Directors of Intimate Brands, Inc. in 1995. In 1996, Dr. Blackwell became a director of Airnet Systems and Applied Industrial Technologies and in 1999 became a director of Anthony and Sylvan Pools. Dr. Blackwell also serves as a Trustee of Flex-Funds.

RICHARD J. CENSITS
Director Since 1985
Term Expires 2002
Age 62

Mr. Censits is currently a business consultant. Mr. Censits was Chief Executive Officer and a member of the Board of Directors of MedQuist, Inc. (formerly Summit Health Group, Inc.) from 1987 until 1995, and Chairman from 1992 to 1995. Mr. Censits is currently a director of MedQuist, Inc. MedQuist provides electronic transcription information services to the health care industry nationwide. Mr. Censits was a director of EnergyNorth, Inc. from 1993 until February 1998, and was a Trustee of the University of Pennsylvania from 1989 to 1999.

DAVID W. CLARK, JR.
Director Since 1982
Term Expires 2002
Age 62

Mr. Clark has been Chairman of the Board since February 1999. Mr. Clark has been a managing director of Pryor & Clark, a company engaged in investments, since June 1992. Mr. Clark is a director of Acme United Corp., Corcap, CompuDyne Corporation and SS&C Technologies, Inc.

KEVIN P. DOWD
Director Since 1995
Term Expires 2000
Age 51

Mr. Dowd has been President of the Company since August 1993, and was named Chief Executive Officer and a Director of the Company in January 1995. Mr. Dowd was also Chief Operating Officer from August 1993 to April 1997. Mr. Dowd was Executive Vice President of the Company from May 1992 to August 1993. Mr. Dowd was Executive Vice President - Marketing, Sales and Service from April 1989 to May 1992 and Vice President of Sales from August 1988 to April 1989. Mr. Dowd is a director of MAB Paints, Inc., C&D Technologies, Inc., and Holy Redeemer Health System, Inc., a not for profit organization.

ALAN R. HIRSIG
Director Since 1998
Term Expires 2000
Age 60

Mr. Hirsig is currently a business consultant. Mr. Hirsig was Chief Executive Officer of ARCO Chemical Company. He had been President and Chief Executive Officer of ARCO Chemical Company from 1991 until his retirement in July 1998. Mr. Hirsig is a member of the Board of Directors of Hercules, Inc., Celanese A.G., and Philadelphia Suburban Corporation. He is also a member of the Boards of the Curtis Institute of Music, Bryn Mawr College, YMCA of Philadelphia and Vicinity and Rosenbach Museum and Library.

WILLIAM P. LYONS, JR.
Director Since 1998
Term Expires 2001
Age 59

Mr. Lyons is a founding Managing Partner of Madison Partners, LLC, an investment firm and currently serves as a Director of Keystone Consolidated Industries, Inc. From 1995 to February 1998, Mr. Lyons was Chairman of the Board of Holmes Protection Group, Inc. an electronic security systems and monitoring company. Since 1993, Mr. Lyons has served as Chairman of the Board of JVL Corp., now an investment firm, but formerly a generic pharmaceutical manufacturer.



                          BOARD AND COMMITTEE MEETINGS


The Board held 4 regular and 4 special meetings in 1999. Each director attended at least 75% of all Board and applicable committee meetings during 1999. The following table describes the Board's committees:


----------------------------------------------------------------------------------------------------------
                                                                                           Number of
Name of Committee and Members            Functions of the Committee                     Meetings in 1999
----------------------------------------------------------------------------------------------------------
AUDIT                                    Reviews the scope and results of annual                2
Roger D. Blackwell                       audit and questions of accounting and tax
Richard J. Censits*                      policy and the adequacy of internal
David W. Clark, Jr.                      controls, and makes recommendations for
                                         the selection of the Company's
                                         independent certified public accountants.
----------------------------------------------------------------------------------------------------------
EXECUTIVE                                Considers various matters as delegated                21
Richard J. Censits                       by the full Board from time to time
David W. Clark, Jr.                      including strategic financing alternatives,
William P. Lyons, Jr.*                   acquisitions and long range goals and
                                         planning of the Company.
----------------------------------------------------------------------------------------------------------
STOCK OPTION AND COMPENSATION            Acts at various times during the year             Various Times
Roger D. Blackwell                       to approve salaries and benefits and              During the Year
Alan R. Hirsig                           compensation arrangements for the Company's
Raymond R. Martino*                      officers and to grant stock options.
----------------------------------------------------------------------------------------------------------
INTEGRATION                              Oversees the integration process of the                1
Richard J. Censits                       Meto acquisition and reports progress to
David W. Clark, Jr.*                     the Board.
Alan R. Hirsig
Raymond R. Martino
----------------------------------------------------------------------------------------------------------
*Chairperson for 1999.

In February 1999, the Board of Directors elected Richard J. Censits, David W. Clark, Jr., and William P. Lyons as members of the Executive Committee of the Board of Directors. At that meeting Mr. Lyons was elected as Chairman of the Executive Committee and Mr. Clark was elected as Chairman of the Board of Directors.

In November 1999, the Board of Directors formed the Integration Committee of the Board of Directors to oversee the Meto AG acquisition. At that meeting Mr. Clark was elected as Chairman of the Integration Committee.

                               Board Compensation

--------------------------------------------------------------------------------
Type of Compensation                                            Cash
--------------------------------------------------------------------------------
Annual Retainer                                                $4,000
--------------------------------------------------------------------------------
Board Attendance Fee (per meeting)                             $2,000
--------------------------------------------------------------------------------
Committee Attendance Fee (per meeting)*                        $1,000
--------------------------------------------------------------------------------

*Non-Employee directors are not compensated for attendance fees if a committee meets on a day when a board meeting is taking place.

Employee directors do not receive additional compensation, other than their normal salary, for their service as a director.

Non-Employee directors receive reimbursement of out-of-pocket expenses for attending Board and committee meetings.

         Option Awards to Non-Employee Directors and Other Compensation

Non-employee directors are entitled to receive non-incentive stock options to purchase Checkpoint common stock under the Stock Option Plan (1992), but no director may be awarded Options for an aggregate of more than 10% of the Option or Options under the Stock Option Plan. Effective with the 1997 Shareholders' Meeting each non-employee director is to receive, upon his initial election as a director, and upon his subsequent re-election as a director, non-incentive stock options for 10,000 shares.

In February 1999 the Board of Directors expanded the role of the Executive Committee (Messrs. Censits, Clark and Lyons) to include direct participation with the CEO in the pursuit of strategic alternatives to enhance shareholder value. This activity resulted among other things in the acquisition of Meto AG. The Executive Committee will continue to pursue the enhancement of shareholder value via strategic steps, including future acquisitions. As compensation for this expanded responsibility, the Board approved (with members of the Executive Committee abstaining) a one-time payment of $150,000 to each Executive Committee member, with $100,000 paid in 1999, and the balance to be paid in 2000. The previously approved grant of performance warrants for the Executive Committee were cancelled by the Board of Directors.

                                Other Agreements

Effective January 1, 1995, the Company entered into an agreement with Mr. Wolf. As compensation, Mr. Wolf will receive $530,014 per year for five years, of which $255,014 will be deferred annually. In addition, the Company paid the sum of $125,000 in five equal installments of $25,000 each beginning January 1, 1995 to Mr. Wolf for his agreement not to compete.

                             PRINCIPAL SHAREHOLDERS

OWNERS OF MORE THAN 5%

The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 16, 2000. The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.


-----------------------------------------------------------------------------------------------
Name and Address of                      Amount and Nature of
Beneficial Owner                         Beneficial Ownership       Percent of Common Stock (1)
-----------------------------------------------------------------------------------------------
Crabbe Huson Group, Inc.(1)                   1,685,635                      5.59%
121 SW Morrison, Suite 1400
Portland, Oregon 97204

-----------------------------------------------------------------------------------------------
Westport Asset Management, Inc. (1)           2,414,200                         8%
253 Riverside Avenue
Westport, Connecticut 06880

-----------------------------------------------------------------------------------------------
Merrill Lynch, & Co., Inc. (1)                1,946,556                      6.45%
250 Vesey Street
World Financial Center N.Tower
New York, NY 10381

-----------------------------------------------------------------------------------------------
Dimensional Fund Advisors, Inc.               1,632,400                      5.41%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
-----------------------------------------------------------------------------------------------

(1) As reported on Schedules 13G filed with the Securities and Exchange Commission ("SEC") on: (i) February 3, 2000 in the case of Crabbe Huson Group, Inc.; (ii) February 16, 2000 in the case of Westport Asset Management, Inc.; (iii) February 7,2000 in the case of Merrill Lynch & Co., Inc.; and (iv) February 3, 2000 in the case of Dimensional Fund Advisors, Inc.

                        SECURITY OWNERSHIP OF MANAGEMENT

This table shows the number of shares of Checkpoint Common Stock owned by each director, the Company's Chief Executive Officer and the four other most highly compensated executive officers and other executive officers as of March 1, 2000. Each person named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated.


-----------------------------------------------------------------------------------------------------
Name and Address of                         Amount and Nature of
Beneficial Owner                            Beneficial Ownership (1)          Percent of Common Stock
-----------------------------------------------------------------------------------------------------
Roger D. Blackwell                               113,556 (2)                          .38%
-----------------------------------------------------------------------------------------------------
Richard J. Censits                                35,000 (3)                          .12%
-----------------------------------------------------------------------------------------------------
David W. Clark, Jr.                              149,306 (4)                          .50%
-----------------------------------------------------------------------------------------------------
Alan R. Hirsig                                    15,000 (5)                          .05%
-----------------------------------------------------------------------------------------------------
William P. Lyons, Jr.                             83,200 (6)                          .28%
-----------------------------------------------------------------------------------------------------
Kevin P. Dowd                                    571,587 (7)                         1.90%
-----------------------------------------------------------------------------------------------------
William J. Reilly, Jr.                           245,218 (8)                          .81%
-----------------------------------------------------------------------------------------------------
Michael E. Smith                                 221,156 (9)                          .73%
-----------------------------------------------------------------------------------------------------
Jeffrey A. Reinhold                              148,665 (10)                         .49
-----------------------------------------------------------------------------------------------------
Luis A. Aguilera                                 320,000 (11)                        1.06%
-----------------------------------------------------------------------------------------------------
All Directors and Officers as a Group          2,034,303 (12)                        6.75%
(12 persons)
-----------------------------------------------------------------------------------------------------

 (1) Unissued shares subject to options exercisable within 60 days of March 1, 2000 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned.

 (2) Includes 103,356 Options and 200 shares purchased on behalf of Dr. Blackwell as sole trustee under the Roger D. Blackwell Pension Plan.

 (3) Includes 10,000 Options.

 (4) Includes 79,356 Options.

 (5) Consists of 10,000 Options.

 (6) Includes 10,000 Options and 40,000 shares purchased by JVL Corporation, a corporation that is wholly owned by Mr. Lyons, and 18,000 shares purchased on behalf of Mr. Lyons under an IRA account.

 (7) Includes 533,334 Options and 32,000 shares owned by Mr. Dowd, 6,253 shares of which are held by the custodian of the Company's Employees' Stock Purchase Plan ("ESPP").

 (8) Includes 230,000 Options and 15,218 shares owned by Mr. Reilly, 5,818 shares of which are held by the custodian of the ESPP.

 (9) Includes 210,000 Options and 6,156 shares that are held by the custodian of the ESPP.

(10) Includes 144,005 Options

(11) Includes 270,000 Options.

(12) See footnotes 1-12 above. Total shown includes 23,749 shares held by the custodian of the ESPP.

                             EXECUTIVE COMPENSATION

Cash, Bonus and Deferred Compensation

This table shows for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the named executive officers as required under the rules of the SEC.


                      Summary Compensation Table

----------------------------------------------------------------------------------------
                                                                              Long Term
                                              Annual Compensation           Compensation
----------------------------------------------------------------------------------------
                                                    Salary       Bonus     Stock Options
Name and Principal Position              Year       ($) (1)       ($)          (2)
----------------------------------------------------------------------------------------
Kevin P. Dowd                            1999       454,126        0         120,000
President, Chief Executive               1998       427,341        0         100,000
Officer and Director                     1997       387,787        0         200,000
----------------------------------------------------------------------------------------
William J. Reilly, Jr.                   1999       280,351        0          50,000
Executive Vice President                 1998       260,230        0          75,000
                                         1997       233,392        0         100,000
----------------------------------------------------------------------------------------
Michael E. Smith                         1999       270,860        0          50,000
Executive Vice President                 1998       239,793        0          75,000
                                         1997       221,101        0         100,000
----------------------------------------------------------------------------------------
Jeffrey A. Reinhold                      1999       223,441        0          50,000
Senior Vice President, Chief             1998       196,863        0          95,000
Administration Officer, Chief            1997       180,814        0          35,000
Financial Officer and Treasurer
----------------------------------------------------------------------------------------
Luis A. Aguilera                         1999       216,048        0          10,000
Senior Vice President,                   1998       210,010        0          15,000
Manufacturing                            1997       194,079        0         100,000
----------------------------------------------------------------------------------------

(1)  Amounts shown in the "Salary" column include payments under the:

o Company's Executive Supplemental Plan, a plan adopted in 1991 for those of its highly compensated officers whose participation in the Company's 401(K) savings plans may be limited by applicable Internal Revenue Service regulations;

o    Checkpoint Systems, Inc. Employee Stock Purchase Plan;

o Checkpoint Systems of Puerto Rico, Inc. Employee Savings Plan, but only as to Mr. Aguilera. Mr. Aguilera does not participate in either the Company's Employee Stock Purchase Plan or the Executive Supplemental Plan.

(2) Options reflected in the "Awards/Stock Options" column reflect grants of options to purchase the Company's Common Stock under the Company's Stock Option Plan (1992), described under the caption "Compensation and Stock Option Committee Report on Executive Compensation."

The table above does not include columns for Restricted Stock Awards, Long-Term Incentive Plan Payouts, Other Annual Compensation and All Other Compensation. Checkpoint had no amounts to report in the columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts. The amount of Other Annual Compensation paid to the named executive officers was in each case for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for each named executive officer. Amounts reportable as All Other Compensation are reported in the "Salary" column.

Stock Option Awards in 1999

     The table below shows stock option grants to the Company's Chief Executive Officer and named executive officers in 1999.


                        Option Grants in Last Fiscal Year

--------------------------------------------------------------------------------------------------------------------
                                                                                             Potential Realizable
                         Number of                                                             Value at Assumed
                         Securities         % of Total                                       Annual Rates of Stock
                         Underlying        Options/SAR's                                      Price Appreciation
                        Options/SAR's       Granted to     Exercise or                      For Option Term (2) (3)
                          Granted          Employees in     Base Price    Expiration       -------------------------
Name                      (#) (1)           Fiscal Year      ($/Share)       Date          5% ($)           10% ($)
--------------------------------------------------------------------------------------------------------------------
Kevin P. Dowd             26,447              2.8888           7.56       12/09/2009       125,782           318,757
                          93,553             10.2188           7.56       06/09/2010       473,320         1,216,880
--------------------------------------------------------------------------------------------------------------------
William J. Reilly         26,447              2.8888           7.56       12/09/2009       125,782           318,757
                          23,553              2,5727           7.56       06/09/2010       119,164           306,363
--------------------------------------------------------------------------------------------------------------------
Michael E. Smith          26,447              2.888            7.56       12/09/2009       125,782           318,757
                          23,553              2,5727           7.56       06/09/2010       119,164           306,363
--------------------------------------------------------------------------------------------------------------------
Jeffrey A. Reinhold       17,687              1.9319           7.56       12/09/2009        84,120           213,176
                          32,313              3.5295           7.56       06/09/2010       163,484           420,308
--------------------------------------------------------------------------------------------------------------------
Luis A. Aguilera          6,667               0.7282           7.56       12/09/2009        31,708            80,355
                          3,333               0.3641           7.56       06/09/2010        16,863            43,364
--------------------------------------------------------------------------------------------------------------------

(1) The top figure, where applicable, reflects an incentive stock option and the bottom figure(s) reflects a non-incentive stock option. Under the Checkpoint Systems, Inc. Stock Option Plan (1992) options granted prior to July 23, 1997 are exercisable immediately (subject to a six-month holding requirement in the case of management subject to Section 16 of the Securities Exchange Act of 1934). The term of the incentive stock options is ten years and the term for non-incentive stock options is ten years and six months. In July 1997, the Compensation and Stock Option Committee declared that all options issued under the Company's Stock Option Plan
     (1992) on or after July 23, 1997 to persons with the title of vice president or above were to vest over a period of three years at a rate of 33% per year. Options issued to persons with a title other than vice president or above are to vest over a period of two years at a rate of 34% upon the first anniversary of the grant, 33% upon 18 months after the anniversary date; and 33% upon the second anniversary date.

(2) Represents a gain that would be realized assuming the options were held until expiration and the stock price increased at compounded rates of 5% and 10% from the base price per share.

(3) The dollar amounts under these columns use the 5% and 10% rates of appreciation required by the Securities and Exchange Commission. This presentation is not intended to forecast possible future appreciation of the Company's Common Stock.

Option Exercises and Fiscal Year-End Option Values

     The table below shows stock option exercises and the value of unexercised stock options held by the Company's Chief Executive Officer and the named executive officers.


      Aggregated Option Exercises in 1999 and Fiscal Year-End Option Values

--------------------------------------------------------------------------------------------------
                                                             Number of
                                                             Securities              Value of
                                                             Underlying              Unexercised
                                                             Unexercised             In-the-Money
                                                            Options/SAR's           Options/SAR's
                                                           At FY-End(#)(2)         At FY-End($)(3)
                          Shares Acquired       Value       Exercisable/            Exercisable/
Name                      On Exercise (#)       ($)(1)      Unexercisable           Unexercisable
--------------------------------------------------------------------------------------------------
Kevin P. Dowd                   0                 0         533,334/236,666        153,130/176,256

--------------------------------------------------------------------------------------------------
William J. Reilly, Jr.          0                 0         230,000/125,000              0/73,440

--------------------------------------------------------------------------------------------------
Michael E. Smith                0                 0         210,000/125,000              0/73,440

--------------------------------------------------------------------------------------------------
Jeffrey A. Reinhold             0                 0         144,005/119,999              0/73,440

--------------------------------------------------------------------------------------------------
Luis A. Aguilera                0                 0         270,000/45,000          31,252/14,688
--------------------------------------------------------------------------------------------------

(1) Represents the difference between the fair market value of the shares at the date of exercise and the exercise price multiplied by the number of shares acquired.

(2) The first number represents the number of exercisable but unexercised options; the second number represents the number of unexercisable options.

(3) The first number represents the value based on the stock price at fiscal year-end of exercisable but unexercised options; the second number represents the value of unexercisable options.

                              Employment Agreements

In March, 1999, the Company renewed and amended the original Employment Agreements of Messrs. Reilly, Reinhold and Smith for an additional term of two years terminating July 2001. In May 1999 the Company renewed and amended the original Employment Agreement of Mr. Aguilera for an additional term of two years terminating July 2001. The Agreements for Messrs. Aguilera, Reilly, Reinhold and Smith state that upon termination of employment, in certain circumstances, the executive would be entitled to severance pay for a period of eighteen months base salary plus health insurance benefits during such period. If a change-of-control of the Company should take place, as defined in the Agreement and the Agreement is not assumed, or if the responsibilities of the executive should change, the executive could receive severance payments under the Agreement.

In March 1999, the Company amended Mr. Dowd's Employment Agreement to provide for amended "change-in-control" definitions and related items.

In July 1998, the Company entered into a three year Employment Agreement with Mr. Dowd, who is also a Director of the Company. Mr. Dowd's agreement states that should employment terminate, in certain circumstances, Mr. Dowd would be entitled to severance pay of twenty-four months of base salary. Should a change-in-control of the Company take place, as defined in the Agreement and the Agreement is not assumed, or if the responsibilities of Mr. Dowd should change, in conjunction with a change-of-control then he could receive severance payments under the Agreement of thirty-six months of base salary.

Each Agreement provides for a two year non-compete period by the executive beginning on the date of termination of employment from the Company.

    COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee of the Board of Directors has furnished the following report on executive compensation:

General

     Under the supervision of the Compensation and Stock Option Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning the financial interests of the Company's senior management with those of its shareholders. In furtherance of these goals, and because the Committee believes that it is appropriate that senior management have a greater portion of their compensation at risk than other employees, annual cash base salaries of senior management are generally set somewhat below what the Committee (based on a review of various analytical data secured from outside consultants) believes to be salary levels paid to senior management of similar sized companies with comparable responsibilities. Annual base salary and longer term incentive compensation provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the shareholders. Both types of compensation are variable and are closely tied to the Company's performance in a manner that encourages a sharp and continuing focus on building revenue growth, long-term profitability and shareholder value.

     In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with any modifications it deems appropriate, an annual compensation plan for each of the Company's senior executives (other than the Chief Executive Officer). This salary plan is developed by the Company's human resources staff based on a review of industry, peer group and national surveys of compensation levels, historical compensation policies of the Company, and, to a large extent, subjective judgments of the Committee relating to the past and expected future contributions, level of experience, leadership abilities and overall performance. In addition, the Committee is advised, from time to time upon request, by independent compensation consultants concerning compensation competitiveness.

     The Committee also reviews and fixes the base salary of the Chief Executive Officer based on a review of similar data and the Committee's subjective assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. For 1999, Mr. Dowd's compensation was formulated by the Committee based on these factors and that continued advancements in technology and market penetration would be required in 1999 for the long-term benefit of the Company. Mr. Dowd's salary and incentive program was approved by unanimous vote of the Board of Directors (with Mr. Dowd abstaining). Mr. Dowd's base salary for the fiscal year 1999 was set at $400,010. Mr. Dowd was given the right to participate in the 1999 Bonus Plan (see below). Mr. Dowd's targeted percentage was 160% and adjusted based on earnings per share growth. Mr. Dowd did not receive a payment under the 1999 Bonus Plan for the fiscal year 1999.

     While the targeted earnings per share growth plan was not achieved for 1999, the Company did complete the acquisition of Meto AG, creating a new platform for the Company as a global designer, manufacturer and marketer of identification and security products. The Committee considered these factors, among others, and set Mr. Dowd's base salary for 2000 at $500,000. Mr. Dowd was also given the right to participate in the 2000 Bonus Plan, which is substantially similar to the 1999 Bonus Plan.

Long Term Compensation

     In addition to salary, senior management of the Company has the potential to receive additional compensation from one of three possible sources: the Company's 1999 Bonus Plan, discretionary management bonuses and the Stock Option Plan.

     For 1999 the Board of Directors approved the 1999 Bonus Plan. The 1999 Bonus Plan provides for a Bonus Pool to be formed when earnings per share ("EPS") increases over a defined target. The Bonus Pool is then apportioned among four (4) groups of employees; corporate officers; vice presidents, middle management and front line employees. Each group has a targeted bonus percentage assigned which is adjusted, depending on the percentage increase or decrease over the targeted EPS growth. Other than for Messrs. Aguilera, Dowd, Reilly, Reinhold and Smith, whose bonuses are determined solely on the basis of financial performance of the Company, all participants will have a percentage of their bonuses determined by individual performance. No Bonus Pool will be formed unless 1999 EPS attains a specified level. The specified minimum target for EPS was not attained for the fiscal year 1999 and therefore no bonuses were paid. No discretionary bonuses were paid for the fiscal year 1999.

     In order to provide incentives to employees over the longer term, the Company maintains the Stock Option Plan (1992) ("Stock Option Plan"). At various times during the year, the Committee grants options to purchase the Company's Common Stock under the Stock Option Plan. Under the Stock Option Plan, as most recently approved by the Shareholders at the 1997 Annual Meeting of Shareholders, the Committee has the authority to grant both incentive and non-incentive options to purchase the Company's Common Stock at an exercise price of at least 100% of the fair market value on the date of grant. All employees of the Company and its affiliates are eligible to receive awards of options thereunder; non-employee directors may only receive non-incentive options as set forth in the Stock Option Plan. The maximum number of shares available for option under the Plan from its inception is 12,000,000; 1,338,149 remain available for grant thereunder as of March 1, 2000. The Committee believes that the Stock Option Plan has been well received by employees and directors as a way to attract and retain quality management and encourage them to strive for the long-term success of the Company.

     Stock option awards under the Stock Option Plan typically are granted annually. In fixing the grants of stock options to the individual senior management group during 1999, including the Named Executive Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account such facts and subjective issues such as the respective scope of accountability, strategic and operational goals, performance requirements and anticipated contributions of each of the senior management group and information on previous awards under the Stock Option Plan. Any awards to the Chief

Executive Officer are fixed separately by the Committee and are based, among other things, upon a subjective review of competitive compensation data from several surveys, data from selected peer companies, information regarding his total compensation and historical information regarding his long-term compensation awards as well as the Committee's subjective evaluation of his past and expected future contributions to the Company's achievement of long-term performance goals, including revenue and earnings growth.

     The Committee believes that it's past grants of options and the Profit Incentive Plan have successfully focused the Company's senior management on 9building profitability and shareholder value.

                                   The foregoing report submitted by:

                                   Roger D. Blackwell
                                   Alan R. Hirsig
                                   Raymond R. Martino

                             STOCK PERFORMANCE GRAPH

The following graph assumes the investment of $100 in Checkpoint Systems, Inc. Common Stock on December 23, 1994, the Center for Research in Security Prices Index ("CRSP Index") for NYSE/AMEX/NASDAQ Stock market, and the CRSP Index for NYSE/AMEX/NASDAQ Electronic Components and Accessories.


----------------------------------------------------------------------------------------
                                                                     NYSE/AMEX/NASDAQ
                                          NYSE/AMEX/NASDAQ        Electronic Components
  Year      Checkpoint Systems, Inc.      Stock Market Index      And Accessories Index
----------------------------------------------------------------------------------------
  1994             100.00                      100.00                    100.0
----------------------------------------------------------------------------------------
  1995              189.7                      135.9                     161.2
----------------------------------------------------------------------------------------
  1996              246.2                      167.4                     246.0
----------------------------------------------------------------------------------------
  1997              165.4                      209.3                     258.3
----------------------------------------------------------------------------------------
  1998              119.9                      264.4                     394.5
----------------------------------------------------------------------------------------
  1999               93.6                      329.7                     773.3
----------------------------------------------------------------------------------------

               SUBMISSION OF PROPOSALS FOR THE 2001 ANNUAL MEETING

Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC and the Company's By-Laws. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company's 2001 Annual Meeting, the proposal must be received at the Company's offices no later than December 7, 2000.

In connection with the Company's 2001 Annual Meeting, if the shareholders' notice is not received by the Company on or before February 19, 2001, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

All shareholder proposals and notices should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.

                              COST OF SOLICITATION

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodian's reasonable fees and expenses in forwarding proxy materials to shareholders. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.

                           ANNUAL REPORT ON FORM 10-K

The Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K as filed with the SEC, on written request. Written request should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.

By Order of the Board of Directors

Neil D. Austin
Vice President, General Counsel
and Corporate Secretary

Checkpoint Systems' Shareholder Direct Service provides timely information about corporate financial results and other matters of interest to shareholders. Through this service, you can hear recorded summaries of major news developments at Checkpoint Systems, including quarterly earnings releases, and request copies of our financial documents by fax or mail.

This service is available 24 hours a day, seven days a week. We hope you will use the service to stay informed about important developments at Checkpoint Systems. The toll free number is: 877-CKP-NEWS or 877-257-6397.

Please also visit our new enhanced Financials section of our corporate web site at: www.checkpointsystems.com. This site will include updated stock quotes and charts, historical closing price information, archived SEC filings, and the ability to receive our news and earnings releases automatically via e-mail.

                 DIRECTIONS TO THE UNION LEAGUE OF PHILADELPHIA
                             140 South Broad Street
                           Philadelphia, Pennsylvania

From the North
--------------
Follow I-95 South to Exit 17. Take 676 West/Central Phila Exit. Follow 676 West to the first exit which is Broad Street/Central Phila. This exit will bring you onto 15th Street. ** Continue on 15th Street until you see City Hall on your left. Bare left around City Hall. Make a right at the first light which is Broad Street. Take Broad Street two blocks to Sansom Street. Union League is on the right. Make right on Sansom Street for parking garage.

From the South
--------------
Follow I-95 North to Exit 17. Follow signs for 676 West/Central Phila Exit. follow 676 West to the first exit which is Broad Steet/Central Phila. This exit will bring you onto 15th Street. Continue following as above**.

From the East
-------------
Benjamin Franklin Bridge to 676 West/Central Phila Exit. You will get on 676 West, then take the first exit, which is Broad Street/Central Phila exit. This exit will bring you onto 15th Street. Continue on 15th and follow as above**.

From the West
-------------
Take the PA Turnpike to Exit 24 which is the Valley Forge Exit. When you get off take 76 East to Exit 38 which is 676 East/Central Phila. Stay in right hand lanes as you exit so you can make a right at the light which is 15th Street. Continue on 15th and follow as above**.

                                   APPENDIX B

                            CHECKPOINT SYSTEMS, INC.
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 4, 2000
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the "Company"), revoking all previous proxies, hereby appoints Neil D. Austin and Jeffrey A. Reinhold, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Thursday, May 4, 2000, at 10:00 a.m., at the Union League of Philadelphia, Philadelphia, Pennsylvania, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.

                  (Continued and to be Signed on Reverse Side)

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE

                  FOR all of the
                  nominees for        WITHHOLD
                  Class III           AUTHORITY
                  Director listed,    To vote for
1.  ELECTION      except as           all nominees    NOMINEES: Kevin P. Dowd
    OF            marked to the                                 Alan R. Hirsig
    CLASS III     contrary below)
    DIRECTORS

For, except vote withheld from the following nominees:


----------------------------------------

2.   To vote on such other business as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE CLASS III DIRECTORS.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF CHECKPOINT SYSTEMS, INC.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)_____________________________________DATE___________________________

SIGNATURE(S)_____________________________________DATE___________________________

NOTE: Please sign this Proxy exactly as name(s) appear in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is held in the name of two or more persons, all such persons should sign.